REAL ESTATE MORTGAGE, SECURITY AGREEMENT,
	   ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

		FOR PURPOSES OF THE SECURITY AGREEMENT
			CONTAINED IN THIS INSTRUMENT,
      THE "SECURED PARTY" AND THE "DEBTOR" AND THEIR RESPECTIVE
			ADDRESSES ARE AS FOLLOWS:

SECURED PARTY:          Walsh Greenwood & Co.
			One East Putnam Avenue
			Greenwich, Connecticut 06830

DEBTOR:                 The Shirt Shed, Inc.
			c/o Signal Apparel Company, Inc.
			P.O. Box 4296
			Manufacturer's Road
			Chattanooga,TN 37405

	THE ADDRESS OF THE SECURED PARTY SHOWN ABOVE IS THE ADDRESS AT WHICH INFORMATION CONCERNING THE SECURED PARTY'S SECURITY
INTEREST MAY BE OBTAINED.

	THIS INDENTURE WITNESSETH, THAT THE SHIRT SHED, INC.
		("MORTGAGOR") MORTGAGES AND WARRANTS TO

			WALSH GREENWOOD & CO.

a New York limited partnership ("MORTGAGEE"), the real estate located in Wabash County, Indiana which has a common address of 570 South Miami Street, Wabash, Wabash County, Indiana 46992 and which is more particularly described in EXHIBIT A, attached hereto and incorporated herein ("REAL ESTATE"),

TOGETHER WITH all tenements, hereditaments, rights, privileges, interests, easements and appurtenances belonging to or in any way appertaining to such Real Estate, and all rents, issues, income and profits thereof, and all buildings and improvements now or hereafter situated on such Real Estate and all fixtures and equipment now or hereafter attached to, situated on or used in the operation of the Real Estate and owned by Mortgagor including, but not in limitation of the preceding, all personal property of every kind and nature whatsoever now or hereafter owned by Mortgagor and located in, on or about, or used in connection with the Real Estate, whether physically attached to the Real Estate or not (hereinafter collectively, with the Real Estate, referred to as the "MORTGAGED PREMISES"), and it is agreed that all similar fixtures and equipment hereafter placed on such Mortgaged Premises by the Mortgagor, and owned by Mortgagor, its successors or assigns, including all replacements or substitutions therefor, shall be considered as constituting part of such Mortgaged Premises, all to the use and benefit of Mortgagee, its successors and assigns, and Mortgagor transfers and grants to Mortgagee a security interest in all such fixtures and equipment

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now or hereafter owned by Mortgagor and located on
or at the Mortgaged Premises and all personal property of Mortgagor which is described in Section 13 herein (hereinafter collectively referred to as the "CHATTEL PROPERTY").

	MORTGAGOR HEREBY COVENANTS AND AGREES AS FOLLOWS:

	1. SECURITY. This Mortgage is given as a security for the performance and observance of the covenants and agreements herein contained ("OBLIGATIONS"), in connection with the indebtedness owing from Mortgagor to Mortgagee pursuant to that certain Credit Agreement dated as of March 31, 1995 among Signal Apparel
Company, Inc., American Marketing Works, Inc., Mortgagor and
Mortgagee (the "CREDIT AGREEMENT"), which are secured hereby, including, without limitation, such Obligations arising under (i) the Credit Agreement and that certain Term Promissory Note dated
March 31, 1995 (the "NOTE") in the original principal amount of Fifteen Million and No/100 Dollars from Mortgagor to Mortgagee and (ii) all future advances pursuant thereto up to a maximum amount of Fifteen Million and No/100 Dollars ($15,000,000.00)
(provided that nothing herein shall obligate Mortgagee to make any such future advances). All of the Obligations are secured as they now exist and as they may be revised or amended by any amendment to the Credit Agreement, the Note or any other agreement executed in connection therewith or this Mortgage.
This Mortgage shall also secure the prompt repayment of any and all advances for expenses which shall be paid by Mortgagee with respect to the Mortgaged Premises, any interest and late charges due and payable under this Mortgage. For purposes of this Mortgage "LOAN DOCUMENTS" mean the Credit Agreement, the Note and any other agreement between Mortgagee and either Mortgagor or Signal Apparel Company, Inc. relating thereto.

	2. SUBORDINATION. Any provisions of this Mortgage notwithstanding, the lien and security interest granted Mortgagee by Mortgagor hereunder shall in all respects be subject and subordinate to that certain Mortgage granted by Mortgagor to BNY Financial Corporation ("BNY") dated July 29, 1994 and recorded in
Wabash County, Indiana at Book   and Page    (the "BNY MORTGAGE")
and to the terms of a certain Intercreditor Agreement among Mortgagor, Mortgagee, Signal Apparel Company, Inc., American Marketing Works, Inc., BNY and Greyrock Capital Group, Inc. ("GREYROCK"), dated March 31, 1995 (the "INTERCREDITOR AGREEMENT").

	3. PROMISE TO PAY. The Mortgagor promises to pay the principal and all installments of the principal of and interest on the indebtedness and the Obligations secured hereby as and when the same respectively become due, as provided in this Mortgage, all without relief from valuation and appraisement laws and with reasonable attorneys' fees and other costs of collection.

	4.      TITLE TO MORTGAGED PREMISES AND LIEN OF MORTGAGE.
Mortgagor is the owner in fee simple of the Mortgaged Premises and has full power to

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mortgage the same.  Mortgagor has good, marketable and valid title to the Chattel Property free and clear of all security interests and encumbrances, other than the BNY Mortgage to which this Mortgage is subordinate in all respects, and has full power to grant a security interest in the same. The Mortgaged Premises are free and clear of any and all liens and encumbrances, other than the BNY Mortgage, use restrictions of record, zoning ordinances, rights-of-way and easements of record, and the lien of current taxes and assessments not delinquent. Mortgagor will make any further assurances of title that Mortgagee may require and will warrant and defend the Mortgaged Premises and the Chattel Property against all adverse claims and demands whatsoever. This Mortgage creates a continuing lien to secure the full and final payment of all obligations under the Credit Agreement and the performance of other obligations of Mortgagor under this Mortgage and the Loan Documents executed by Mortgagor in connection with the indebtedness secured hereby.

	5. INSURANCE. Mortgagor will procure and maintain in effect at all times Fire, Extended Coverage, Vandalism, Malicious Mischief and other hazard insurance with respect to the Mortgaged Premises and the Chattel Property and public liability insurance with such insurance companies and in forms and amounts as are acceptable to and approved by Mortgagee against loss or destruction on account of fire, windstorm or other such hazards, casualties and contingencies customarily insured against, and injury to the person or property, including, without limiting the generality thereof, business interruption insurance in an amount equal to one (1) year's overhead and net profit, and such flood and/or earthquake insurance as may be reasonably required by Mortgagee. All insurance policies are to be held by and, to the extent of its interests, for the benefit of and first payable in case of loss to Mortgagee, and Mortgagor shall deliver to Mortgagee a new policy as replacement for any expiring policy at least thirty (30) days before the date of such expiration.

All such policies of insurance shall contain waiver of subrogation clauses and shall have attached thereto the non-contributory New York Standard Mortgagee clause or its equivalent in favor of Mortgagee with cancellation only upon at least thirty
(30) days' prior written notice to Mortgagee. All amounts recoverable under any policy are hereby assigned to Mortgagee and, in the event of a loss, Mortgagor will give immediate notice to Mortgagee, and Mortgagee may make proof of loss if not made promptly by the Mortgagor. If an Event of Default exists at the time of any loss, each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Mortgagee rather than to Mortgagee and Mortgagor jointly, and the amount collected may, at the option of Mortgagee, be used in any one or more of the following ways in a manner consistent with the requirements of the Credit Agreement: (a) applied upon the indebtedness secured hereby, whether or not such indebtedness is then due and payable, (b) used to fulfill any of the covenants contained herein as Mortgagee may determine, (c) used to replace or restore the Mortgaged Premises or Chattel Property to the condition satisfactory to Mortgagee, or (d) released to Mortgagor. So long as no Event of Default exists at the

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time of any loss, any payments made by any insurance company for such loss in an amount less than Seventy-Five Thousand and No/100
Dollars ($75,000.00) shall be paid to Mortgagee and Mortgagor jointly to be used to replace or restore the Mortgaged Premises or Chattel Property, and shall be released upon the joint signature of Mortgagor and Mortgagee, and for any such loss which equals or exceeds Seventy-Five Thousand and No/100 Dollars ($75,000.00), shall be paid to Mortgagee to be applied upon the indebtedness secured hereby, whether or not such indebtedness is then due and payable or, at Mortgagee's sole discretion, in such other manner as Mortgagor may request in writing and is acceptable to Mortgagee.

The Mortgagor will not do or suffer to be done or allow or permit any tenant or other user of the Mortgaged Premises to do anything which will increase the risk of fire or other hazard to the Mortgaged Premises or any part thereof without first causing such increased risk to be fully and adequately covered by insurance. Insurance as above-described shall also be obtained on all fixtures and personal property used by Mortgagor in connection with the Real Estate to the extent that the value thereof is not otherwise included in the insurance on the Real Estate. In the event of foreclosure of this Mortgage, or other transfer of title of the Mortgaged Premises in extinguishment of the Obligations secured hereby, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee of the Mortgaged Premises.

	In the event that, prior to the extinguishment of the Obligations, there exists any claim under any hazard insurance policies which shall not have been paid and distributed in accordance with the terms of this Mortgage, and any such claims shall be paid after the extinguishment of the Obligations secured hereby, and the foreclosure of this Mortgage, transfer of title to the Mortgaged Premises, or extinguishment of the Obligations secured hereby for an amount less than the total of the unpaid principal balance together with accrued interest plus costs of litigation, reasonable attorneys' fees, title insurance and all other costs and expenses incurred by Mortgagee in any action involving such extinguishment then, without limitation, that portion of the payment in satisfaction of the claim which is equal to the difference between the total amount of the aforementioned amounts due Mortgagee and the amount in extinguishment of the Obligations secured hereby received by Mortgagee shall belong to and be the property of the Mortgagee and shall be paid to the Mortgagee, and the Mortgagor hereby assigns, transfers and sets over to the Mortgagee all of the Mortgagor's right, title and interest in and to such sum. The balance, if any, shall belong to Mortgagor. Notwithstanding the above, Mortgagor shall retain an interest in the insurance policies described above during any redemption period.

	The provisions of this paragraph shall be subject in all respects to BNY's rights and to Mortgagor's obligations under the BNY Mortgage.

	6. TAXES. Mortgagor will pay, before the same become delinquent or any penalty for non-payment attaches thereto, all taxes, assessments and

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charges of every nature now or hereafter
levied or assessed against or upon the Mortgaged Premises or the Chattel Property, or any part thereof or upon the rents, issues, income or profits therefrom, which by reason of non-payment could become a lien prior or junior to this Mortgage, whether any or all of the taxes, assessments or charges be levied directly or indirectly or as excise taxes or as income taxes, and will submit to Mortgagee such evidence of the timely payment of such taxes, assessments and charges as Mortgagee may require, and Mortgagor will also pay all taxes, assessments or charges which may be levied on this Mortgage or the Obligations secured hereby, excepting any state or federal income taxes or state intangibles taxes assessed against Mortgagee: provided, however, that Mortgagor shall be entitled to contest such taxes, assessments or charges in good faith by appropriate proceedings and shall diligently pursue the resolution thereof. In default thereof, Mortgagee may pay such taxes, assessments and other similar charges, of which payment, amount and validity thereof the receipt of the proper officer shall be conclusive evidence, and all sums so paid shall bear interest at the highest rate set forth in the Loan Documents, shall be payable on demand and shall be fully secured by this Mortgage.

	7. CARE OF MORTGAGED PREMISES. Mortgagor will keep the Mortgaged Premises and the Chattel Property in good order, repair and condition at all times and will not commit waste or allow waste to be committed against or on the Mortgaged Premises or the Chattel Property. Mortgagor will not commit or allow the commission of any violation of any law, regulation. ordinance or contract affecting the Mortgaged Premises and will not commit or allow any demolition, removal or material alteration of any of the buildings or site improvements (including fixtures thereon) constituting a part of the Mortgaged Premises and the Chattel Property without the prior written consent of Mortgagee, which Mortgagee may give or withhold at its discretion. Mortgagee convenants in giving or withholding such consent with respect to material alterations, Mortgagee will act in good faith in accordance with its commercial lending practices then in effect. Mortgagee shall at all times have free access to the Mortgaged Premises for the purposes of inspection and the exercise of its rights hereunder.

	8. ADVANCEMENTS TO PROTECT SECURITY. If Mortgagor shall neglect or refuse to keep the Mortgaged Premises and the Chattel Property in good repair, to maintain and to pay the premiums for insurance which may be required, or to pay and discharge all taxes, assessments and charges of every nature assessed against Mortgagor, the Mortgaged Premises or the Chattel Property, so as to protect and preserve the security intended by this Mortgage, all as provided for under the terms of this Mortgage, or to pay all liens and encumbrances when due, whether such liens or encumbrances are permitted by Mortgagee or not, or if Mortgagor shall permit any lien or encumbrance on the Mortgaged Premises or Chattel Property to be in default, Mortgagee may, at its option, cause such repairs or replacements to be made, obtain such insurance or pay such taxes, assessments and charges and pay such liens and encumbrances and cure such defaults thereunder. Any amounts paid as a result thereof, together with interest at the per annum

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rate equal to the highest default rate of interest
under the Loan Documents from the date of payment, shall be immediately due and payable by Mortgagor to Mortgagee, and until paid shall be added to and become a part of the Obligations evidenced by the Guaranty and secured hereby. Further, the same may be collected by Mortgagee in any suit hereon or upon the Obligations, or Mortgagee, by payment of any tax, assessment or charge may, in its discretion, be subrogated to the rights of the governmental subdivision levying such tax, assessment or charge. No such advances shall be deemed to relieve Mortgagor from any default hereunder or impair any rights or remedy of Mortgagee, and the exercise by Mortgagee of the right to make advances shall be optional with Mortgagee and not be obligatory and Mortgagee shall not, in any case, be liable to Mortgagor for a failure to exercise any such right. Any and all such advances shall, without exception, be superior and prior to any other claims against the Mortgaged Premises unless such claimant shall have provided to Mortgagee written notice at least ten (10) business days prior to such advancement by Mortgagee of such claimant's intent that its claim or claims shall be superior to the claims of Mortgagee with respect to Mortgagee's future advances.

	9. CONDEMNATION. Subject to the terms of the BNY Mortgage, all awards made by any public or quasi-public authority for damages to the Mortgaged Premises by virtue of an exercise of the right or threat of eminent domain by such authority, including any award for a taking of title, possession or right of access to a public way, or for any change of grade of streets affecting the Mortgaged Premises, are hereby assigned to Mortgagee and Mortgagee, at its option, is hereby authorized, directed and empowered to collect and receive the proceeds of any such award to the extent of the Obligations secured by or payable under this Mortgage from the authorities making the same and to give proper receipts and acquittances therefor. Mortgagee may use such proceeds in any one or more of the following ways: (i) it may apply the same or any part thereof to the last maturing installments of the Obligations secured hereby or payable hereunder, whether or not such Obligations are then due and payable, (ii) use the same or any part thereof to replace or restore the Mortgaged Premises to a condition satisfactory to Mortgagee, or (iii) release the same to Mortgagor. Mortgagee is authorized, at its option, to appear in and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such taking or damage to the extent of to the Mortgagee's interest and, with consent and joinder of Mortgagor, to make any compromise or settlement in connection with such taking or damage. Mortgagor will, upon request by Mortgagee, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning all proceeds from such awards to Mortgagee free and clear and discharged of any and all encumbrances or claims of any kind or nature whatsoever.

	10.     COVENANT AGAINST SALE, LIENS AND OTHER SECURITY
INTERESTS, VIOLATION OF LAWS AND ENVIRONMENTAL MATTERS AND
INDEMNIFICATION.

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	A.      Mortgagor covenants and agrees not to sell or
transfer all or any part of the legal or equitable title or ownership of the Mortgaged Premises in any manner, or to lease or otherwise grant or permit the use of the Mortgagee's Premises by any other persons (other than employees, agents and licensees), without the prior written consent of Mortgagee, which Mortgagee may give or withhold at its discretion, unless in connection with such sale or transfer the Mortgagee is repaid in full for all Obligations under the Loan Documents. Mortgagee covenants such discretion will be exercised in good faith in accordance with its commercial lending practices then in effect. Mortgagor agrees that Mortgagee shall have no liability for withholding of such consent other than for bad faith or willful disparate treatment of Mortgagor. In the event Mortgagee elects to consent to such sale, Mortgagee may require payment of a transfer fee equal to one percent
(1.0%) of the then outstanding principal balance of the Obligations, and may, at its option, increase the highest interest rate set forth in the Loan Documents to the then prevailing interest rate charged by Mortgagee for mortgage loans secured by property which are both similar to this mortgage loan and these Mortgaged Premises and the credit and other risks associated therewith and with such purchaser or transferee. In the event of any such sale or transfer of all or any part of the Mortgaged Premises, the purchaser or transferee shall be deemed to have assumed and agreed to pay the indebtedness and Obligations owing to Mortgagee hereunder, whether or not an instrument evidencing such sale or transfer expressly so provides, and the Mortgagee may deal with such new owner or owners with reference to the obligations secured hereby in the same manner as if the new purchaser or transferee were the Mortgagor; provided, however, that no such dealings shall in any way discharge the Mortgagor's liability hereunder or upon the Obligations secured hereby. In the event Mortgagee elects to consent to any lease or use right, Mortgagor covenants to provide such assignment of leases and rents and other documents as Mortgagee may require, and to pay any applicable fees imposed by Mortgagee in connection therewith.

	B. Mortgagor hereby covenants that no lien of any mechanic or materialman is attached, or at the time of execution hereof may validly attach, to the Mortgaged
Premises or any part thereof; that Mortgagor will pay all sums which if not paid may result in the acquisition or creation of a lien prior to or of equal priority with or junior to the lien of this Mortgage, or which may result in conferring upon a tenant of any part of the Mortgaged
Premises a right to recover such sums as prepaid rent or as a credit or offset against any future rental obligation;
that Mortgagor will not use the Mortgaged Premises for any purpose which violates any federal or state law, governmental regulation or local ordinance; and, that Mortgagor will not grant any other lien or security interest on any part of the Mortgaged Premises or Chattel Property without full disclosure to and the prior written consent by Mortgagee, which consent the Mortgagee may give or withhold in its discretion, and Mortgagee covenants such

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discretion
will be exercised in good faith in accordance with its
commercial lending practices then in effect.   Mortgagor
agrees that Mortgagee shall have no liability for the
withholding of such consent other than for bad faith or
willful disparate treatment of Mortgagor.      Mortgagor
will operate the Mortgaged Premises at all times as a facility for the imprinting and finishing of sportswear and other clothing products. Mortgagor shall not acquire any equipment or fixtures covered by this Mortgage or the Loan
Documents subject to any security interest or other charge or lien having priority over the lien or security interest granted under this Mortgage or the Loan Documents.

	C. Mortgagor covenants and agrees that in the ownership, operation and management of the Mortgaged Premises, Mortgagor will observe and comply with all applicable federal, state and local statutes, ordinances, regulations, orders and restrictions, including, without limitation, all zoning, building code, medical, health care, environmental protection and equal employment opportunities statutes, ordinances, regulations, orders aid restrictions.

	D. Mortgagor covenants and agrees that Mortgagor will not grant, consent to, or allow to remain unpaid any liens, encumbrances, judgments, taxes, or other claims against the Mortgaged Premises, whether prior or subordinate to the rights of Mortgagee therein, without the prior written consent of Mortgagee.

	11. ESCROW DEPOSITS. Upon request by Mortgagee, Mortgagor shall pay to Mortgagee, on dates upon which interest is payable, such amounts as Mortgagee from time to time estimates as
necessary to create and maintain a reserve fund from which to pay at least thirty (30) days before the same become due all rental payments, real property taxes, personal property taxes, assessments, liens and charges on or against the Mortgaged
Premises and the Chattel Property and premiums for insurance as
herein covenanted to be furnished by Mortgagor.   Mortgagee
covenants such a request will be made in good faith in accordance with its commercial lending practices then in effect. Payments from such reserve fund for such purposes may be made by Mortgagee in its discretion and any deficiency in such reserve fund shall be immediately due and payable to Mortgagee by Mortgagor. Such payments shall not be, nor deemed to be, trust funds but may be commingled with the general funds of Mortgagee, and no interest shall be payable in respect thereof. Mortgagor shall furnish Mortgagee with all bills, statements and invoices with respect to such taxes, insurance premiums and other items for the payment of which the escrow is created, at least ten (10) days prior to the due date thereof. Upon the occurrence of an Event of Default under the terms of this Mortgage or the Loan Documents, any part or all of the reserve fund may be applied to the Obligations secured hereby and, in refunding any part of the reserve fund. Mortgagee may deal with any person or party represented to be the owner of the Mortgaged Premises at that time.

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	12.     ASSIGNMENT OF LEASES AND RENTS.  Mortgagor hereby
assigns and transfers to Mortgagee all the rents and revenues of the Mortgaged Premises, including those now due, or to become due by virtue of any lease or other agreement for the occupancy or use of all or any part of the Mortgaged Premises, regardless of to whom the rents and revenues of the Mortgaged Premises are payable. Mortgagor hereby authorizes Mortgagee or Mortgagee's agents to collect the aforesaid rents and revenues and hereby directs each tenant of the Mortgaged Premises to pay such rents to Mortgagee or Mortgagee's agents; provided, however, that prior to written notice given by Mortgagee to Mortgagor of the occurrence of an Event of Default by Mortgagor of any covenant or agreement in this Mortgage, Mortgagor may collect and receive all rents and revenues of the Mortgaged Premises. Upon delivery of written notice by Mortgagee to Mortgagor of the occurrence of an Event of Default by Mortgagor of any covenant or agreement of Mortgagor in this Mortgage, and without the necessity of Mortgagee entering upon and taking and maintaining full control of the Mortgaged Premises in person, by agent or by a court-appointed receiver, Mortgagee shall immediately be entitled to possession of all rents and revenues of the Mortgaged Premises as specified in this Section 11 as the same become due and payable, including, but not limited to, rents then due and unpaid, and all such rents shall immediately upon delivery of such notice be held by Mortgagor as trustee for the benefit of Mortgagee only; provided however, that the written notice by Mortgagee to Mortgagor of the breach by Mortgagor shall contain a statement that Mortgagee exercises its rights to such rents. Mortgagor agrees that commencing upon delivery by the Mortgagee of such written notice of Mortgagor's breach, each tenant of the Mortgaged Premises shall make such rents payable to and pay such rents to Mortgagee or Mortgagee's agents on Mortgagee's written demand to each tenant therefor, delivered to each tenant personally or by mail, without any liability on the part of each or any tenant to inquire further as to the existence of a default by Mortgagor.

	Upon request by Mortgagee, Mortgagor will assign to Mortgagee, as further security for the Obligations secured hereby, its interest, as lessor, in any or all leases of all or any portion of the Mortgaged Premises and in any licenses, permits, agreements or contracts pertaining to the Mortgaged Premises. Such assignments are to be made by instruments in form satisfactory to Mortgagee, but no such assignment shall be construed as a consent by Mortgagee to any lease, license, permit, agreement or contract so assigned or impose upon
Mortgagee any obligations with respect thereto.   Mortgagor will
not cancel any of the leases now or hereafter assigned to Mortgagee nor terminate or accept a surrender thereof or reduce the payment of the rent thereunder or modify any of the leases or accept any prepayment of rent (except any amount which may be required to be prepaid by the terms of any such lease) without first obtaining, on each occasion, the prior written consent of Mortgagee, which Mortgagee may give or withhold at its discretion. Mortgagee convenants in giving or withholding such consent, Mortgagee will act in good faith in accordance with its commercial lending practices then in effect. Mortgagor will

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perform all of its obligations as lessor under all of the leases now or hereafter assigned to Mortgagee.

	13. SUBROGATION. If the proceeds of the Obligations secured hereby, or any part thereof, or any amount paid out or advanced by the Mortgagee, be used directly or indirectly to pay off, discharge, or satisfy, in whole or in part, any prior lien or encumbrance upon the Mortgaged Premises or any part thereof, then the Mortgagee shall be subrogated to the rights of the holder of such lien or encumbrance, although such lien or encumbrance may have been released of record.

	14. SECURITY INTEREST. Subject to the Intercreditor Agreement, Mortgagor hereby grants and transfers to Mortgagee a security interest in all fixtures, equipment, improvements, furniture, and other intangible personal property now owned or hereafter acquired by Mortgagor attached to, located on, forming a part of, or used in connection with the Real Estate, in such leasehold or other use rights which Mortgagor may in any such property not owned by Mortgagor, and in all property of like kind or type hereafter acquired by Mortgagor in substitution or replacement thereof, together with all equipment and accessions now in, attached to, or which may hereafter at any time be placed in or added to the above-described property and owned by Mortgagor or in which Mortgagor has any leasehold or other use rights, including all after-acquired property, replacements, and proceeds thereof (including tort claims and insurance) ("TANGIBLE COLLATERAL"); and, subject to the Factoring Agreement and other agreements between Mortgagee and either Signal or Mortgagor, all of Mortgagor's present and future receivables; and all rents, royalties, income, security deposits, funds, proceeds and/or profits received or receivable by Mortgagor from all leases, rental agreements, or occupancies of the Real Estate ("CASH COLLATERAL") (said Tangible Collateral and Cash Collateral being collectively referred to as the "CHATTEL PROPERTY"); to secure the payment of the Obligations and any extensions or renewals thereof and any other liabilities of the Mortgagor in favor of Mortgagee, direct or indirect, absolute or contingent, now existing or hereafter arising, all of which the Mortgagor agrees to pay without relief from valuation or appraisement laws and with reasonable attorneys fees; and the payment of any and all future advances that may be made by Mortgagee to Mortgagor during the term of this Mortgage shall likewise be secured by the Chattel Property, equally with and to the same extent as monies originally advanced under this Mortgage. The Chattel Property has been or is being acquired for business use. Mortgagor now has or will acquire clear and unencumbered title to the Chattel Property now in its possession or to be acquired subject to prior interests granted Mortgagee, and, except for such prior interests and for the security interest granted herein, Mortgagor will at all times keep the Chattel Property free from any adverse lien, security interest, or encumbrance. The security interest hereby granted stall continue until full performance by the Mortgagor of all conditions and obligations of the Obligations and this Mortgage. Mortgagor shall be entitled to possession of the Chattel Property until default, but shall use the Chattel Property in a careful and prudent manner, maintain the Chattel

Property in good repair, pay all taxes and other charges thereon when due, and defend the Chattel Property at all times against any claims during the duration of this Mortgage. Except for removal to repair the Chattel Property, Mortgagor shall not permit the Chattel Property to be removed from the Mortgaged Premises without the prior written consent of Mortgagee. Upon any default, Mortgagee, at its option and without notice or demand, shall be entitled to enter upon the Mortgaged Premises to take immediate possession of the Chattel Property or to render the same unusable. Upon request, Mortgagor shall assemble and make the Chattel Property available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to both parties. Upon repossession, Mortgagee may propose to retain the Chattel Property in partial satisfaction of the Obligations of Mortgagor secured hereby or sell all or any portion of the Chattel Property at public or private sale in accordance with the Uniform Commercial Code as adopted in Indiana or and other applicable statute. In the further event that Mortgagee shall dispose of any or all of the Chattel Property after default, the proceeds of disposition shall be first applied in the following order: (a) to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, (b) to the reasonable attorneys' fees and legal expenses incurred by Mortgagee, and (c) to the satisfaction of the Obligations secured hereby. Mortgagor agrees to release and hold harmless Mortgagee and its employees, agents, officers and directors from and against any and all claims arising out of the repossession of the Chattel Property so long as such repossession is lawfully exercised. Mortgagor hereby authorizes Mortgagee to execute and file financing statements and any construction statements or other filings signed only by a representative of Mortgagee covering the security interest of Mortgagee in the Chattel Property.

	15. EXPENSES OF MORTGAGEE. Mortgagor hereby indemnities Mortgagee and agrees to save it harmless from any and all loss, damage or expense, including reasonable attorneys' fees and disbursements, resulting from or arising out of the execution and delivery of this Mortgage and the terms hereof and the same is made a part of the Obligations secured hereby. All sums paid by Mortgagee, including reasonable attorneys' fees and disbursements, to cure default by Mortgagor hereunder, to amend or otherwise modify this Mortgage, or the expense of any litigation or threatened litigation action (or any settlement, arbitration, or other actions or dispute resolution mechanism) to prosecute or defend the rights and lien created hereby in any action or proceeding to which Mortgagee is made a party by reason of this Mortgage or the Loan Documents, or in which it becomes necessary to defend or uphold the lien of this Mortgage or the Loan Documents, shall be paid by Mortgagor to Mortgagee, together with interest thereon from date of payment at a per annum rate equal to the highest default rate of interest under the Loan Documents, and any such sums and interest thereon shall be immediately due and payable and secured hereby, having the benefit of the lien hereby created as a part thereof and with its priority, all without relief from valuation or appraisement laws.

	16. CHANGE OF LAWS. In the event of the enactment after the date hereof of any law of the State in which the Mortgaged Premises are located imposing upon Mortgagee the payment of the whole or any part of the taxes or assessments for charges and liens herein required to be paid by Mortgagor, or the passing or creation of any law deducting from the value of the Mortgaged Premises any lien thereon for the purpose of taxation of Mortgagee, or changing in any way the laws now in force for the taxation of mortgages, or the Obligations secured hereby, or changing the manner of collection of any such taxation from Mortgagor so as to affect this Mortgage or the Obligations secured hereby, then in such event Mortgagor, upon demand by Mortgagee, shall pay such taxes or assessments or reimburse Mortgagee therefor; provided, however, that if it is unlawful for Mortgagor to make such payment, or the making of such payment would impose a rate of interest beyond the maximum permitted by law, then and in such event, such payments by the Mortgagor shall be delayed until the earliest interest payment dates under the Loan Documents on which the receipt thereof would be permissible under the laws applicable to the Mortgagee limiting rates of interest which may be charged or collected by the Mortgagee.

	17. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall be deemed to be an Event of Default under this Mortgage notwithstanding any applicable grace period or notice and cure period:

	(a)     Failure to pay the Note according to its terms;

	(b) Failure to pay any other amounts payable under this Mortgage;

	(c) Failure to comply with any of the terms or covenants of this Mortgage (other than as covered by subparagraphs
		(a) and (b) of this Section 16);

	(d) The occurrence of an Event of Default under the Factoring Agreement or any of the Loan Documents or any other writing executed by Mortgagor in connection with the Obligations secured hereby;

	(e) The breach of any covenant or agreement contained herein, or if any representation or warranty contained herein should prove to have been false or misleading in any material respect at the time made or deemed to be made;

	(f) The filing by Mortgagor of a petition in voluntary bankruptcy or under any chapter of the Federal
		Bankruptcy Law or other similar law, state or federal, whether now or hereafter existing, or an answer admitting insolvency or inability to pay its debts;

	(g) The adjudication of Mortgagor as a bankrupt, or the appointment of a trustee or receiver for Mortgagor or for all or a major portion of its property in any involuntary proceeding, or the taking of jurisdiction by any court over the property of Mortgagor or of the major part thereof in any involuntary proceeding for the reorganization, dissolution, liquidation or winding up of Mortgagor and the failure to discharge such trustee or receiver or relinquish such jurisdiction or vacate or stay on appeal;

	(h) The making by Mortgagor of an assignment for the benefit of creditors or the admitting by Mortgagor in writing of its inability to pay its debts generally as they become due, or the consent by Mortgagor to the appointment of a receiver or trustee or liquidator of all of its properties or the major part thereof;

	(i) Default, including foreclosure and/or sale of any collateral or other security, under or with respect to any other obligations secured by all or any part of the Mortgaged Premises or Chattel Property, whether or not such obligation has been consented to by Mortgagee prior to such default; or

	(j)     Abandonment of the Mortgaged Premises or Chattel
		Property by the Mortgagor.

	18. REMEDIES FOLLOWING A DEFAULT. (a) A "DEFAULT" under this Mortgage shall mean the continued existence of an Event of Default beyond the expiration of any applicable grace period or notice and cure period.

	(b) In the event of the occurrence of a Default, Mortgagee may, in its sole discretion:

		(i) Withhold Disbursement of any undisbursed loan proceeds; and/or

		(ii) Declare all of the Obligations secured hereby to
		     be immediately due and payable, without notice or demand; provided, however, if the Event of Default, the continued existence of which has created the Default, is the result of a default by Mortgagor of its obligations under Paragraphs 3, 4, 5, 6, 8, 9, or 23 hereof, Mortgagee may only accelerate the Note, unless such Event of Default shall also be a default under the terms of the documents creating the other debts and obligations included in the Obligations; and/or

	       (iii) Foreclose this Mortgage without relief under
		     valuation and appraisement laws; and/or

		(iv) Apply for and be entitled to the appointment of a
		     receiver and such receiver is hereby authorized to take possession of the Mortgaged Premises, collect any rental, accrued or to accrue, whether in money or in kind, for the use or occupancy of the Mortgaged Premises by any persons, firm or corporation, and may let or lease the Mortgaged Premises or any part thereof, receive the rents, income and profits therefrom, and hold the proceeds subject to the orders of the court, or the judge thereof, for the benefit of the Mortgagee, pending the final decree in the proceedings pursuant to which the receiver has been appointed, and during any period allowed by law for the redemption from any sale ordered in foreclosure proceedings, and such receiver may be appointed irrespective of the value of the Mortgaged Premises or its adequacy to secure or discharge the Obligations due or to become due or the solvency of the Mortgagor; and/or

		(v) Take possession of and hold the Mortgaged Promises with or without process of law and collect the rents and profits therefrom, applying same to the charges and payments due under the conditions of this Mortgage so long as default shall continue which such taking of possession shall in no way waive the right of Mortgagee to exercise the other remedies set forth herein because of a default.

	(c) In the event Mortgagee elects one or more of the above remedies upon default, Mortgagor agrees to pay all of the costs and expenses of Mortgagee incurred in pursuance of such remedy or remedies, including, without limiting the generality thereof, reasonable attorneys' fees, all costs of collection, late payment penalties, abstracts of title or title insurance, hazard insurance on the Mortgaged Premises and Chattel Property, real property taxes on the Mortgaged Premises and personal property taxes on the Chattel Property which are paid or incurred by Mortgagee, repairs, maintenance, and replacements of the Mortgaged Premises and Chattel Property which are paid or incurred by Mortgagee, repairs, maintenance and replacements of the Mortgaged Premises and Chattel Property which are advanced by the Mortgagee, payments by Mortgagee to holders of liens or encumbrances on the Mortgaged Premises and/or Chattel Property which are then due and payable, and all costs and expenses of preparing the Real Estate, the Mortgaged Premises or the Chattel Property for sale, including, without limitation, appraisals, surveys and environmental site assessments, and interest commencing with the date of default, calculated at the then applicable rate of interest under the Note plus two hundred (200) basis points, compounded monthly, on the sum of the above costs and expenses plus the unpaid principal balance of the Obligations secured hereby, and interest unpaid prior to the date of default, which shall become a part of the Obligations secured hereby and collectible as such. In the event of the foreclosure of this Mortgage, the abstracts of title or title insurance policies and the policies of hazard insurance shall become the absolute property of the Mortgagee.

	(d) In the event the Mortgaged Premises and/or Chattel Property are sold under foreclosure and the proceeds together with the rents, issues, income and profits collected by Mortgagee are insufficient to pay the total Obligations evidenced and secured by this Mortgage, the Mortgagee shall be entitled to a deficiency judgment against the Mortgagor.

	19. NON-WAIVER OF DEFAULT. No failure by Mortgagee in the exercise of any of its rights under this Mortgage shall preclude Mortgagee from the exercise thereof in the event of subsequent default by Mortgagor hereunder, and no delay by Mortgagee in the exercise of its rights under this Mortgage shall preclude the Mortgagee from the exercise thereof so long as Mortgagor is in
default hereunder.   Mortgagee may enforce any one or more of its
rights or remedies hereunder successively or concurrently.

	20. MODIFICATION OF OBLIGATIONS AND RELEASE OF COLLATERAL. Mortgagee at its option may extend, change, or modify the time for the payment of the Obligations or release all or part of the Mortgaged Premises and Chattel Property without the consent of any junior lienholder or the Mortgagor if Mortgagor has then parted with title to the Mortgaged Premises and no sale of the Mortgaged Premises or forbearance on the part of the Mortgagee or its assigns, or extension of the time for the payment of the Obligations hereby secured or reduction in payments, or acceptance of renewals or release of all or part of the Mortgaged Premises and Chattel Property shall affect the priority of this Mortgage or Loan Documents or the security hereof or shall operate to release, modify, change or affect the original liability of the Mortgagor herein or a subsequent mortgagor, surety or guarantor, either in whole or in part, nor shall the full force and effect of the security of this Mortgage and Loan Documents be altered thereby.

	21. RIGHTS OF SUCCESSORS. The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective heirs, executors, administrators, successors and assigns of the parties hereto.

	22. INTERPRETATION. In the event this Mortgage is executed by more than one person, firm or corporation, the liability of the undersigned parties shall be joint and several.  Whenever used, the singular shall include the plural, the plural the
singular, and the use of any gender shall include all genders.
The term "MORTGAGEE" shall include any payee of the Obligations hereby secured or any transferee thereof whether by operation of
law or otherwise.   Descriptive readings are for convenience only
and shall be deemed to not affect the meaning of or construction of any provision hereof. This Mortgage is being executed as part of the credit facilities contemplated by the Loan Documents and is to be construed consistent therewith. To the extent of any conflict between the terms hereof and of any other Loan Document, this Mortgage shall control as to any matters affecting the Real Estate.

	23.     MORTGAGOR.  The Mortgagor represents and warrants that
(i) the Mortgagor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, being the jurisdiction of its incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business requires it to be so qualified, (ii) the Mortgagor has full power, authority and legal right to execute, deliver and perform this Mortgage and the transactions contemplated hereby,
(iii) the execution, delivery and performance of this Mortgage and the transactions contemplated hereby by Mortgagor have been duly authorized by all necessary corporate action, (iv) this Mortgage has been duly executed and delivered on behalf of the Mortgagor by its duly authorized officers, (v) this Mortgage constitutes the legal, valid and binding obligations of the Mortgagor enforceable against it in accordance with their terms,
(vi) the execution, delivery and performance of this Mortgage by the Mortgagor do not and will not violate, conflict with, or result in the breach of, any term, condition or provision of, or require the consent of any other person under, (a) any existing law or governmental regulation to which the Mortgagor is subject,
(b) any judgment, order, injunction. decree or award of any court, arbitrator or governmental official, body or authority which is applicable to the Mortgagor, (c) the Articles of Incorporation or By-laws of the Mortgagor or (d) any mortgage, agreement, commitment, lease, or other instrument, document or understanding to which the Mortgagor is a party or by which it may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Mortgagor, and (vii) no other authorization, approval or consent of, and no filing with any governmental official or authority is required in connection with the execution, delivery or performance of this Mortgage by the Mortgagor. The representative of Mortgagor executing this mortgage on its behalf hereby represents that he is such representative and that he has been duly authorized and empowered by appropriate resolutions duly adopted by Mortgagor to execute and deliver this Mortgage and the Guaranty secured thereby for and on behalf of Mortgagor.

	24. HAZARDOUS WASTE. (a) Mortgagor warrants, represents and covenants:

	(i) Subject to all matters disclosed to Mortgagee in the Phase I Site Assessment No. 54898.01 performed by Clayton Environmental Consultants, Inc., dated May 20, 1994, copies of which have been furnished Mortgagee, the Mortgagor, and those holding the Mortgaged Premises under Mortgagor, are in compliance with all laws and regulations relating to pollution and environmental control applicable to the Mortgaged Premises except where any non-compliance is immaterial and would have no adverse
affect upon the Mortgaged Premises.   The Mortgagor will comply
with all such laws and regulations which may be imposed in the future other than for any non-compliance which is immaterial and would have no adverse affect upon the Mortgaged Premises and those which would not have a material adverse effect on the business, assets, properties or condition (financial or otherwise) of the Mortgagor. Without limiting the generality of the foregoing, the Mortgaged Premises are free from "HAZARDOUS SUBSTANCES," which for purposes of this Mortgage includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive

Environmental Response, Compensation and Liability
Act of 1980, as amended (42 U.S.C. Section 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C.
Section 1801, ET SEQ.), the Resource, Conservation and Recovery Act, as amended (42 U.S.C. Section 6901, ET SEQ.), and the Clean Air Act, as amended (42 U.S.C. Section 7401, ET SEQ.) and includes oil, waste oil, and used oil as those terms are defined in the Clean Water Act, as amended (33 U.S.C. 1251 ET SEQ.), and the Oil Pollution Act of 1990, as amended (33 U.S.C. 2701 ET SEQ.) and in the rules and regulations adopted and publications promulgated pursuant thereto and shall include any other pollutant or contaminant designated as such by Congress or the United States Environmental Protection Agency (EPA), or defined by any other federal, state or local governmental law, ordinance, rule or regulation having jurisdiction over the Mortgaged Premises regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time in effect ("HAZARDOUS SUBSTANCES") (other than Hazardous Substances used by the Mortgagor in the normal and ordinary course of business and reported to agencies in the normal and ordinary course of business in material safety data sheets or the like); no portion of the Mortgaged Premises is subject to federal, state, or local regulation or liability because of the presence of stored, leaked or spilled Hazardous Substances, including without limitation petroleum products, waste materials or debris, "PCB's" or PCB items (as defined in 40 C.F.R. 763.63), underground storage tanks, "ASBESTOS" (as defined in 40 C.F.R. 763.63) or the past or present accumulation, spillage or leakage of any such substances; and the Mortgagor is in compliance with all federal, state and local requirements relating to protection of health or the environment in connection with the operation of their business[, except where any non-compliance is immaterial and would have no adverse affect upon the Mortgaged Premises]: and the Mortgagor has received no complaint regarding the Mortgaged Premises, has received no notice of any investigation regarding the Mortgaged Premises, and has no knowledge of any facts or conditions that could serve as the basis for any such complaint or investigation. Further, the Mortgagor is unaware of any investigation, threat or concern by any entity regarding environmental issues involving
the Mortgaged Premises.   There are not now any outstanding
citations, notices or orders of violation or noncompliance issued to Mortgagor or relating to its business assets, property or leaseholds under any such laws, rules or regulations, nor any conditions which, if known by the proper authorities, could result in any of the foregoing. Mortgagor shall permit no release of Hazardous Substances on, to or from the Mortgaged Premises, shall not use any Hazardous Substances on the Mortgaged Premises (other than Hazardous Substances used by the Mortgagor in the normal and ordinary course of business and reported to agencies in the normal and ordinary course of business in material safety data sheets or the like), and, without limiting any other provision of this Mortgage, shall keep the Mortgaged Premises free and clear from any liens or other encumbrances imposed pursuant to any applicable environmental laws or other rights or claims relating to the environmental condition of the Mortgaged Premises or the conduct of the Mortgagor's business thereon with respect to any air, water, noise or other pollution or contamination.

	(ii) If Mortgagor receives any notice of (a) the happening of an event involving the use, spill, discharge, release or cleanup of any Hazardous Substance or known hazardous or toxic waste, including, but not limited to any oil or pesticide, on or about any property of Mortgagor or caused by the Mortgagor (a "HAZARDOUS DISCHARGE") or (b) any complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions or any other environmental, health or safety matter affecting the Mortgagor or the Mortgaged Premises or Mortgagor's operations or the operations of any person holding the Mortgaged Premises by or through Mortgagor (an "ENVIRONMENTAL COMPLAINT") from any person or entity, including without limitation the Department of Environmental Management of the State of Indiana ("DEM"), the United States Environmental Protection Agency
("EPA"), the United States Army Corps of Engineers (the "CORPS"), or the United States Coast Guard (the "COAST GUARD"), then Mortgagor will give prompt written notice of same to Mortgagee
(but not later than five (5) days of receipt thereof) and shall promptly comply with its obligations under law with regard to such Hazardous Discharge or Environmental Complaint, which compliance shall include at a minimum the immediate commencement, and the diligent pursuit, of any remedial action required thereby. Such remedial action shall be completed within the requirements established by any order or other directive binding on the Mortgagor or, if no such requirements are set forth therein, then within sixty (60) days of the Mortgagor's receipt thereof or such longer time as may be necessary and appropriate to effectuate such remediation in a diligent manner.

	(iii) Mortgagor and those holding the Mortgaged Premises under Mortgagor have, and will continue to have, all necessary federal, state and local licenses, certificates and permits relating to the Mortgagor and the persons holding the Mortgaged Premises and to the Mortgaged Premises and the operations conducted thereon, and they are in compliance with all applicable federal, state and local laws, rules and regulations relating to air emissions, water discharges, noise emissions, solid or liquid storage and disposal, hazardous or toxic waste or substances and other environmental, health and safety matters, other than for any non-compliance which is immaterial and would have no adverse affect upon the Mortgaged Premises and those which would not have a material adverse effect on the business, assets properties or condition (financial or otherwise) of the Mortgagor.

	(iv) The Mortgagor shall conduct and complete all investigations, including a comprehensive environmental audit, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Substances on, under, from or affecting the Real Estate and the Mortgaged Premises as required by all applicable federal, state and local laws, ordinances, rules, regulations and policies (all of the foregoing herein referred to as "ENVIRONMENTAL AUDIT ACTIVITIES"), to the satisfaction of the Mortgagee, and in accordance with the orders and directives of all federal, state and local governmental authorities and at such time, or from time to time, as the Mortgagee may reasonably request. If the Mortgagor fails to conduct such Environmental Audit Activities required by such laws, ordinances, rules, regulations or policies or by the Mortgagee, then the Mortgagee may at its option and at the expense of the Mortgagor, conduct such audit and shall give prior notice thereof to Mortgagor.

	(v) In the event this Mortgage is foreclosed or the Mortgagor tenders a deed in lieu of foreclosure, the Mortgagor shall deliver the Real Estate and the Mortgaged Premises to the Mortgagee free of any and all Hazardous Substances which are then required to be removed (whether over time or immediately) pursuant to applicable federal, state and local laws, ordinances, rules or regulations affecting the Real Estate and the Mortgaged Premises.

	(b) Mortgagee shall have the right but not the obligation, prior or subsequent to an Event of Default, without limiting
Mortgagee's other rights and remedies under this Mortgage, to enter onto the Mortgaged Premises or to take such other actions as it deems necessary or advisable to clean up, move, resolve or minimize the impact of, or otherwise deal with, any Hazardous
Substances on the Mortgaged Premises following receipt of any notice from any person or entity asserting the existence of any Hazardous Substance pertaining to the Mortgaged Premises or any part thereof which, if true, could result in an order, suit, imposition of a lien on the Mortgaged Premises, or other action and/or which, in Mortgagee's sole opinion, could jeopardize
Mortgagee's security under this Mortgage. All reasonable costs and expenses paid or incurred by Mortgagee in the exercise of any such rights shall be Indebtedness secured by this Mortgage and shall be payable by Mortgagor upon demand.

	(c) Mortgagor hereby agrees to defend, indemnify and hold the Mortgagee harmless from and against any and all claims, losses, liabilities, damages and expenses (including, without limitation, cleanup costs and reasonable attorney's fees, including those arising by reason of any of the aforesaid or an action against the Lender under this indemnity) arising directly or indirectly from, out of, or by reason of any Hazardous Discharge, Environmental Complaint, or any environmental, health or safety law governing the Mortgagor, their operations or the Mortgaged Premises or from any inaccuracy in the representations and warranties given herein relating to environmental matters. This indemnification shall survive the repayment of the Indebtedness and satisfaction or release of this Mortgage.

	(d) All warranties and representations above shall be deemed to be continuing and shall remain true and correct in all material respects until all of the Indebtedness has been paid in full and any limitations period expires. Mortgagor's covenants above shall survive any exercise of any remedy by Mortgagee under the Loan Agreement or Note, or this Mortgage, including Foreclosure of this Mortgage (or deed in lieu thereof), even if, as a part of such foreclosure or deed in lieu of foreclosure, the

Indebtedness is satisfied in full and/or this Mortgage shall have been released.

	25. GOVERNING LAW; WAIVERS. THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF INDIANA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. MORTGAGOR AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT, THE GUARANTY AND THE LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF MARION, STATE OF INDIANA, OR THE FEDERAL COURTS WHOSE VENUE INCLUDES THE COUNTY OF MARION, STATE OF INDIANA, THE STATE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, OR THE FEDERAL COURTS WHOSE VENUE INCLUDES THE COUNTY OF NEW YORK, STATE OF NEW YORK, OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. MORTGAGOR WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY AND ANY RIGHT MORTGAGOR MAY HAVE TO ASSERT THE DOCTRINE 0F "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

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	IN WITNESS WHEREOF, Mortgagor has executed this instrument
this 31st day of March, 1995.


				  THE SHIRT SHED, INC.



				  By: /s/ William H. Watts




				  By: /s/ Robert J. Powell_

STATE OF TENNESSEE
COUNTY OF HAMILTON

	Personally appeared before me, a Notary Public in and for the county aforesaid, William Watts, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who upon oath acknowledged such person to be the President of The Shirt Shed, Inc., the within named bargainer, a Delaware corporation, and that he executed the within instrument for the purposes therein contained by personally signing on behalf of such corporation as Vice President.

	Witness my hand, at office, this the 31st day of March, 1995.

/s/ Geoffrey G. Young
Notary Public

My Commission Expires:  7/26/95

This Instrument Prepared By: Geoffrey G. Young, Witt, Gaither &
Whitaker, P.C., 1100 American National Bank Building,
Chattanooga, TN 37402

Exhibit: A: Legal Description of the Mortgaged Premises

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		LIST OF OMITTED EXHIBITS AND SCHEDULES

Exhibit A       Property Description

The Registrant hereby agrees to furnish a copy of any of such omitted Schedules or Exhibits supplementally upon request of the Comission's staff.